SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Martha Stewart Living Omnimedia, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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June 3, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc., which will be held at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York, on Monday, June 21, 2004, at 2:00 p.m., New York City time.

      At this year’s stockholders’ meeting, you will be asked to elect nine directors to our Board of Directors and to approve an amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan to permit employees to exchange stock options held by them for restricted stock units. Our Board of Directors unanimously recommends a vote for each of the nominated directors and the approval of the amendment to the plan.

      It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, you may vote your shares by using the enclosed proxy card, by telephone or via the Internet, as described in the enclosed materials.

      Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on May 24, 2004, and to our invited guests. I look forward to greeting those of you who attend the meeting.

Sincerely,

SHARON PATRICK
President and
Chief Executive Officer

PLEASE NOTE THAT THIS WILL BE A BUSINESS MEETING. The meeting will be limited to stockholders as of the record date (or their authorized representatives) having evidence of their stock ownership as of the record date. If you plan to attend the meeting, please mark the appropriate box on your proxy card. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the meeting, please bring proof of your ownership as of the record date, such as a bank or brokerage account statement, which you will be required to show at the registration tables at the door. Registration will begin at 12:30 p.m. and seating will begin at 1:30 p.m. Each stockholder may be asked to present valid government-issued picture identification, such as a driver’s license or passport. Cameras, recording devices and other similar electronic devices will not be permitted at this meeting.

11 West 42nd Street	New York, New York 10036	212-827-8000

MARTHA STEWART LIVING OMNIMEDIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2004

To the Stockholders:

      The Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc., a Delaware corporation, will be held at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York, on Monday, June 21, 2004, at 2:00 p.m., New York City time, for the following purposes:

1. To elect nine directors to our Board of Directors, each to hold office for a term of approximately one year ending on the date of our next succeeding annual meeting of stockholders or until such director’s respective successor shall have been duly elected and qualified;

2. To consider and act upon a proposal to approve an amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan to permit employees to exchange options held by them for restricted stock units; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on May 24, 2004, are entitled to notice of, and to vote at, the Annual Meeting. You may examine a list of such stockholders for any purpose germane to the meeting during the 10-day period preceding the meeting at our offices located at 11 West 42nd Street, New York, New York 10036 during ordinary business hours.

By order of the Board of Directors,

JAY L. DUBINER
Secretary

New York, New York

June 3, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE POSTAGE-PAID ENVELOPE PROVIDED. IN THE ALTERNATIVE, STOCKHOLDERS MAY VOTE VIA THE INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED MATERIALS.

MARTHA STEWART LIVING OMNIMEDIA, INC.

11 West 42nd Street
New York, New York 10036

PROXY STATEMENT

       In this Proxy Statement, the terms we, us, our, the Company and MSO refer to Martha Stewart Living Omnimedia, Inc., a Delaware corporation, and, unless the context requires otherwise, to Martha Stewart Living Omnimedia LLC (“MSLO LLC”), the legal entity that prior to October 22, 1999, operated many of the businesses we now operate, and their respective subsidiaries.

      This Proxy Statement (first mailed on or about June 4, 2004) is being furnished to holders of our Class A Common Stock and Class B Common Stock in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of our Class A Common Stock and Class B Common Stock is accompanied by a form of proxy for use at the Annual Meeting.

      At the Annual Meeting, our stockholders will be asked:

1. To elect nine directors to our Board, each to hold office for a term of approximately one year ending on the date of our next succeeding annual meeting of stockholders or until such director’s respective successor shall have been duly elected and qualified;

2. To consider and act upon a proposal to approve an amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan to permit employees to exchange options held by them for restricted stock units; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Date, Time And Place Of Meeting

      The Annual Meeting will be held on Monday, June 21, 2004, at 2:00 p.m. New York City time, at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York.

Record Date; Shares Outstanding And Entitled To Vote

      Only holders of record of our Class A Common Stock and Class B Common Stock at the close of business on May 24, 2004 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Each share of our Class A Common Stock entitles its holder to one vote and each share of our Class B Common Stock entitles its holder to ten votes. Holders of our Class A Common Stock and Class B Common Stock will vote together as a single class on all matters to be voted upon at the Annual Meeting. As of May 17, 2004, there were 19,812,279 shares of Class A Common Stock, and 29,758,745 shares of Class B Common Stock, outstanding. All of our outstanding shares of Class B Common Stock are beneficially owned by Martha Stewart, our founder.

Voting And Revocation Of Proxies

      The proxy card accompanying this Proxy Statement is solicited on behalf of our Board for use at the Annual Meeting. You are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us pursuant to the directions on the card. In the alternative, you may vote via the Internet or telephone as indicated in the enclosed materials. All proxies that are properly executed and returned to us and that are not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, such proxies will be voted FOR the proposals described in this Proxy Statement.

      Our Board does not presently intend to bring any business before the Annual Meeting other than the election of directors and approval of the amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to our Board, no other matters are to be brought before the stockholders at the Annual Meeting. If any other business properly comes before the stockholders at the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

      A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to Mellon Investor Services LLC a written notice, bearing a date later than that indicated on the proxy, stating that the proxy is revoked;

•	signing and delivering a subsequently dated proxy relating to the same shares prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

      You should send any written notice or new proxy card to Martha Stewart Living Omnimedia, Inc. c/o Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660. You may request a new proxy card by calling Mellon Investor Services LLC at 1-800-851-9677.

Quorum and Voting Requirements

      The required quorum for the transaction of business at our Annual Meeting is a majority of the collective voting power represented by our Class A Common Stock and Class B Common Stock issued and outstanding on the Record Date (the “Total Voting Power”), which shares must be present in person or represented by proxy at the Annual Meeting.

      The election of directors requires that a plurality of the votes represented, in person or by proxy, at the Annual Meeting be voted in favor of the proposal, assuming that a quorum is present. Accordingly, the nine directorships to be filled at the Annual Meeting will be filled by the nine nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of, or withheld with respect to, any or all nominees; votes that are withheld, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment of the Amended and Restated 1999 Stock Incentive Plan. Only votes cast “for” a proposal constitute affirmative votes. Votes of “abstain” or abstentions from voting are counted for quorum purposes but, because they will not be votes cast “for” the second proposal, they will have the same effect as negative voters or votes “against” the second proposal.

      We have secured an irrevocable commitment from Martha Stewart to vote a sufficient number of her shares of Company stock in favor of the amendment of the Amended and Restated 1999 Stock Incentive Plan to ensure its approval.

Solicitation Of Proxies And Expenses

      We will bear the costs of the preparation of proxy materials and the solicitation of proxies from our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile, in person or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation. Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, we will, upon the request of the record holders, reimburse such holders for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules. We will not employ the services of an independent proxy solicitor in connection with our Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning Nominees

      At the Annual Meeting, a Board of nine directors will be elected to hold office until our next Annual Meeting or until their successors are duly elected and qualified. Although our management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies that are not revoked will be voted for a substitute designated by the Board.

      Five of the nominees for election as directors at the Annual Meeting, Arthur C. Martinez, Sharon L. Patrick, Thomas C. Siekman, Bradley E. Singer and Jeffrey W. Ubben, currently serve as directors of the Company and are standing for re-election. Mr. Boyko, Mr. Goldstein, Ms. Lyne and Ms. Millard do not currently serve as directors of the Company. Mr. Boyko was first identified as a potential candidate for appointment to the Board by Martha Stewart, and subsequently was recommended to the Compensation and Corporate Governance Committee by a third party search firm retained by the Company, which also identified and recommended Ms. Lyne and Ms. Millard. Mr. Goldstein was first identified as a potential candidate for appointment to the Board by Martha Stewart.

      Background information about the Board’s nominees for election is set forth below.

      Rick Boyko, age 55, is standing for election at the current Annual Meeting. Mr. Boyko currently serves as the Managing Director of the VCU Adcenter, a graduate program in advertising at Virginia Commonwealth University. Prior to that Mr. Boyko served as Co-President and Chief Creative Officer of Ogilvy & Mather, New York from 1997 through 2003. In 1998, Mr. Boyko assumed the additional responsibility of Chief Creative Officer of the North American region. Mr. Boyko joined Ogilvy & Mather Worldwide, Inc. in 1989 holding various executive creative positions.

      Michael Goldstein, age 62, is standing for election at the current Annual Meeting. Since June 2001, Mr. Goldstein has been Chairman of the Toys “R” Us Children’s Fund, Inc., a charitable foundation. Mr. Goldstein was Chairman of the Board of Toys “R” Us, Inc. from February 1998 to June 2001, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998, and where he served as acting Chief Executive Officer from August 1999 to January 14, 2000. Mr. Goldstein is also a director of United Retail Group Inc., 4Kids Entertainment, Inc., Medco Health Solutions, Inc., Finlay Enterprises, Inc. and Galyan’s Trading Company, Inc.

      Susan Lyne, age 53, is standing for election at the current Annual Meeting. Ms. Lyne was the President of ABC Entertainment from January 2002 to May 2004 and has held various executive positions at the network since 1998. Prior to this, she was Executive Vice President of Walt Disney Pictures and Television, Inc. from 1996 to 1998.

      Arthur C. Martinez, age 64, has served as one of our directors since January 2001. Until December 2000, Mr. Martinez served as Chairman of the board of directors of Sears Roebuck and Co. and was its Chief Executive Officer from August 1995 until October 2000. Mr. Martinez joined Sears, Roebuck and Co. in September 1992 as the Chairman and Chief Executive Officer of Sears Merchandise Group, Sears’s former retail arm. From 1990 to 1992, he was Vice Chairman of Saks Fifth Avenue and was a member of Saks Fifth Avenue’s board of directors. Mr. Martinez is currently a member of the boards of directors of PepsiCo, Inc., Liz Claiborne, Inc., International Flavors & Fragrances, Inc. and ABN AMRO Bank.

      Wenda Harris Millard, age 49, is standing for election at the current Annual Meeting. Ms. Millard has been the Chief Sales Officer of Yahoo! Inc. since 2001. Prior to this, she was Chief Internet Officer at Ziff Davis Media and president of Ziff Davis Internet from 2000 to 2001. From 1996 through 2000 Ms. Millard was Executive Vice President and one of the founding members of DoubleClick.

      Sharon L. Patrick, age 61, has served as our President and Chief Executive Officer since June 2003 and as one of our Directors since 1997. From 1997 until 2003 she was our President and Chief Operating Officer. From 1993 until 1997, Ms. Patrick served as President of The Sharon Patrick Company, a strategic consulting company, and Sharon Patrick and Associates, a new media venture firm. From l990 until 1993, Ms. Patrick was President and Chief Operating Officer of Rainbow Programming Holdings, the programming company of Cablevision Systems Development. Prior to that, she was a Principal at McKinsey and Company and the Partner-in-charge of McKinsey and Company’s Media and Entertainment Practice, which she co-founded.

      Thomas C. Siekman, age 62, has served as one of our directors since August 2003. Mr. Siekman most recently served as “Of Counsel” to Skadden, Arps, Slate, Meagher & Flom LLP during 2003. Prior to joining Skadden, Arps, Slate, Meagher & Flom LLP, Mr. Siekman was Senior Vice President and General Counsel of Compaq Computer Corporation. From 1973 to 1998, he served in various capacities with Digital Equipment Corporation, most recently as Senior Vice President and General Counsel, until Digital was acquired by Compaq in 1998.

      Bradley E. Singer, age 37, has served as one of our directors since December 2003. Mr. Singer has been the Chief Financial Officer and Treasurer of American Tower Corporation since 2001 and has held various executive positions since 2000. Prior to this, he was an investment banker in the Communications, Media and Entertainment group at Goldman, Sachs & Co. from 1997 to 2000. From 1991 through 1995 Mr. Singer was Chief Financial Officer of Clyde’s Restaurant Group. Mr. Singer is also a director of FiberTower Corporation.

      Jeffrey W. Ubben, age 42, has served as Chairman of the Board since June 2003 and has served as one of our directors since January 2002. Mr. Ubben is a founder and Managing Partner of VA Partners, L.L.C., an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is also a director of Insurance Auto Auctions, Inc.

      OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

      Our Board met 12 times in person and telephonically during 2003 and considered matters in connection with actions taken by unanimous written consent on three additional occasions. All directors attended at least 75% of the meetings of the Board and the Board committees on which they served, not including any meetings from which directors recused themselves. Except for Ms. Stewart, all of the directors attended our Annual Meeting in New York City in June 2003. Under our Corporate Governance Guidelines, each director is expected to attend our annual meetings.

      Our Board currently has a standing Audit Committee and a standing Compensation and Corporate Governance Committee. It does not have a standalone nominating committee, but the Compensation and Corporate Governance Committee performs the functions of a nominating committee.

      Corporate Governance. Our Corporate Governance Guidelines state that a majority of the Board will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, our Board conducts an annual review to determine whether each of our directors qualifies as independent. Based on its most recent annual review, the Board has concluded that each proposed nominee for director, other than Ms. Patrick, is independent as defined in the listing standards of the New York Stock Exchange.

      The non-management members of the Board meet periodically in executive session without management. Under our Corporate Governance Guidelines, these meetings will occur at least three times per year, but in practice a majority of meetings of the Board include an executive session. Meetings of non-management directors are chaired by Arthur C. Martinez, our Lead Director. Stockholders who wish to communicate with a member or members of the Board of Directors, including the chair of the Compensation and Corporate Governance Committee or non-management directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036. The office of the Corporate Secretary will review and forward all correspondence to the appropriate Board member or members for response.

      Code of Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Business Conduct and Ethics requires, among other things, that all of our directors, officers and employees comply with all laws, avoid conflicts of interest, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. In addition, our Code of Business Conduct and Ethics imposes obligations on all of our directors, officers and employees to maintain books, records, accounts and financial statements that are accurate and comply with applicable laws and with our internal controls. We will post a copy of our Code of Business Conduct and Ethics, and will promptly post any amendments to or waivers of our Code of Business Conduct and Ethics, on our website (www.marthastewart.com) under the link for “Investor Relations.” Stockholders may request a written copy of the Code of Business Conduct and Ethics by writing to our Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036.

Audit Committee

      Our Audit Committee currently consists of Mr. Martinez, who serves as its chairman, Mr. Siekman and Mr. Singer. Each of Messrs. Martinez and Singer is qualified as an audit committee financial expert within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the Board has determined that each of Messrs. Martinez and Singer has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Currently, Mr. Martinez serves on the audit committee of four other public companies. The Board has determined that such service will not impair his ability to effectively serve on MSO’s Audit Committee. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our independent auditors, and our compliance with legal and regulatory requirements. In fulfilling this purpose, the Audit Committee has assumed a number of responsibilities and undertaken to perform a number of duties, each of which is detailed in the Audit Committee’s charter, which is attached to this Proxy Statement as Annex A and will be posted on the Company’s website (www.marthastewart.com) under the link for “Investor Relations.” Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, without charge, we will provide each stockholder with a copy of our Audit Committee charter. Among other actions described in the charter, the Audit Committee is authorized to:

•	exercise sole authority to appoint or replace our independent auditor and oversee the compensation and work thereof (including resolution of any disagreements between our management and the independent auditor regarding financial reporting);

•	pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit;

•	review and discuss with management and our independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in our annual report on Form 10-K;

•	review and discuss with management and our independent auditor our quarterly financial statements prior to the filing of our Form 10-Q, including the results of our independent auditor’s review of the quarterly financial statements and disclosures made in management’s discussion and analysis;

•	discuss with management and our independent auditor any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special policies adopted or steps taken in light of any material control deficiencies;

•	discuss, at least generally, with management, our earnings press releases, including the use of “pro forma” or “adjusted” information that is not in conformity with generally accepted accounting principles (GAAP), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	discuss with management and our independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	discuss with management our major financial risk exposures and the steps taken by management to monitor and control such exposures, including our risk assessment and risk management policies; and

•	prepare the report required by the Securities and Exchange Commission to be included in this Proxy Statement under the caption “REPORT OF THE AUDIT COMMITTEE.”

      The Audit Committee met six times during 2003 and considered matters in connection with actions taken by unanimous written consent on one additional occasion. The Board, in its business judgment, has determined that the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act and Securities and Exchange Commission rules and regulations.

Compensation and Corporate Governance Committee

      Our Compensation and Corporate Governance Committee (the “Compensation Committee”) currently consists of Mr. Ubben, who serves as its chairman, and Mr. Martinez. The primary purposes of the Compensation Committee are to assist the Board in fulfilling its oversight responsibilities in the areas of compensation and management development, to identify individuals qualified to become members of the Board, to recommend individuals to the Board to serve as directors, to develop and recommend to the Board a set of corporate governance principles applicable to MSO, and to oversee the evaluation of the Board, management and each committee of the Board. In fulfilling these purposes, the Compensation Committee has assumed a number of responsibilities and undertaken to perform a number of duties, each of which is detailed in the Compensation Committee’s charter, which is attached to this Proxy Statement as Annex B and will be posted on the Company’s website (www.marthastewart.com) under the link for “Investor Relations.” Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, without charge, we will provide each stockholder with a copy of our Compensation Committee charter. Among other actions described in the charter, the Compensation Committee is authorized to:

•	periodically review our compensation policies and programs to endeavor to ensure they best facilitate our objective of maximizing shareholder value;

•	approve increases and decreases in base salaries and bonus targets for the Chief Executive Officer and our other executive officers;

•	approve the material terms of employment, severance and change-of-control agreements for our executive officers;

•	approve bonus pools for executive and non-executive level employees under our bonus programs and bonus awards for our executive officers;

•	approve the adoption of new compensation and equity plans, and approve amendments and modifications to our compensation and equity incentive plans, subject in each case to any required stockholder approvals;

•	periodically review our executive level organizational structure, hiring practices and succession planning;

•	seek qualified individuals to become Board members;

•	recommend individuals to the Board to serve as the Board’s director nominees at annual stockholders’ meetings;

•	report annually to the Board with an assessment of the Board’s and management’s performance;

•	prepare and recommend corporate governance principles applicable to MSO; and

•	prepare the report required by the Securities and Exchange Commission to be included in this Proxy Statement under the caption “COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

      The Compensation Committee considers candidates for Board membership suggested by its members and other Board members, as well as management. The Compensation Committee may retain a third party executive search firm to identify or assist in the evaluation of candidates. The Compensation Committee will also consider as potential nominees for our Board persons recommended by stockholders. Stockholder recommendations should be submitted to the Compensation Committee at our principal address in care of the Corporate Secretary. Each stockholder recommendation should include a personal biography of the proposed nominee, a description of the background or experience that qualifies such person for consideration and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the requirements detailed under “Proposals of Stockholders.”

      Once the Compensation Committee has identified a prospective nominee, the Compensation Committee makes an initial determination whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Compensation Committee concerning the prospective candidate, as well as the Compensation Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Compensation Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Compensation Committee then evaluates the prospective nominee taking into account whether the prospective nominee is independent within the meaning of the listing standards of the New York Stock Exchange and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s diversity, age, skills, and experience, and the evaluations of other prospective nominees. In connection with this evaluation, the Compensation Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Compensation Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Compensation Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Compensation Committee. The Compensation Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

      The Compensation Committee met seven times during 2003 and considered matters in connection with actions taken by unanimous written consent on two additional occasions. The Board, in its business judgment, has determined that the members of the Compensation Committee meet the independence requirements of the listing standards of the New York Stock Exchange.

COMPENSATION OF OUTSIDE DIRECTORS

      We pay our Chairman of the Board and the Lead Director each an annual retainer of $70,000, payable quarterly in equal installments. We pay our non-employee directors an annual retainer of $40,000 for serving on our Board, payable quarterly in equal installments. These directors each also receive a meeting fee of $1,000 for each in-person meeting of our Board that they attend and a fee of $500 for each committee or telephonic Board meeting in which they participate. The chairman of a Board committee receives an additional annual retainer of $7,000. Twenty-five percent of a director’s fees are paid in shares of our Class A Common Stock, and the remaining 75% of such fees may be paid either in such shares or in cash, at the election of the director, under our Non-Employee Director Stock and Option Compensation Plan described below. All directors receive reimbursement of expenses incurred in connection with participation in our Board and Board committee meetings. Directors who also are our employees do not receive additional compensation for their services as a director. In June 2003, Mr. Ubben assumed the position of Chairman of the Board and Mr. Martinez assumed the position of Lead Director. For 2003, Mr. Ubben received $35,000 for his duties as Chairman of the Board and Mr. Martinez received $35,000 for his duties as Lead Director of the Board.

The Non-Employee Director Stock And Option Compensation Plan

      The purpose of this plan is to align the interests of our non-employee directors and our stockholders and to attract and retain highly qualified individuals to serve as directors. The plan authorizes issuance of 300,000 shares of our Class A Common Stock.

     Common Stock

      Each non-employee director receives 25% of his or her annual retainer and meeting fees in shares of Class A Common Stock. In addition, non-employee directors may make an annual election to receive shares of Class A Common Stock in lieu of all, or a portion, of such director’s remaining fees, in 25% increments. The number of shares of Class A Common Stock granted to a director is equal to the fees payable in equity to the director, divided by the fair market value of a share on the last business day of the period for which payment is being made. We round the number of shares granted to the director down to the nearest whole share and pay cash for the value of any fractional share. Each director may defer the receipt of his or her cash payments into an interest-bearing cash account, and/or his or her elected or mandatory shares of Class A Common Stock into a share account which will be credited with additional share units having a value equal to the dividends that would be paid as if the share units credited to the share account were outstanding shares. When the director leaves our Board or, if earlier, upon a change of control, the amount of cash in his or her cash account, plus a number of shares of Class A Common Stock equal to the number of share units in his or her share account, will be delivered to the director, with cash being paid in lieu of any fractional shares.

     Options

      Each new non-employee director is granted options to purchase 25,000 shares of Class A Common Stock upon being elected or appointed to our Board, which vests ratably over a three year period. Additionally, after each annual meeting of stockholders, a continuing director is granted options to purchase 7,500 shares of Class A Common Stock, which vests and becomes exercisable on the first anniversary of the date of grant if the director remains a member of our Board at that time. The exercise price for all options is 100% of the fair market value of a share of Class A Common Stock on the date of grant.

      Each vested option will terminate one year after the director’s service on our Board ceases for any reason, other than for cause. If a director is removed for cause, all vested and unvested options will be forfeited. However, the options will expire no later than the tenth anniversary of the date of grant. Any unvested options will terminate and be canceled as of the date a director’s service on our Board ceases for any reason. All options become fully vested and exercisable upon a change in control.

      The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K.

INFORMATION CONCERNING EXECUTIVE OFFICERS

      The names, ages and certain background information about our executive officers and certain significant employees who are not nominees for election as directors is set forth below.

      Gael Towey, age 52, has served as our Senior Executive Vice President and Creative Director since January 2001 and, prior to that time, as our Executive Vice President, Art and Style and Creative Director since February 1997. Prior to that, Ms. Towey worked for Martha Stewart Living as the Design Director from 1996 to 1997 and as Art Director from 1990 to 1996. Ms. Towey also has an additional 15 years of experience in the publishing industry, including with House & Garden magazine, Clarkson N. Potter and Viking Press, Inc.

      Dora Braschi Cardinale, age 47, has served as our Executive Vice President, Print Production since May 1999 and prior to that as our Senior Vice President, Print Production from 1997 until 1999. Previously, Ms. Cardinale served as Production Director of Martha Stewart Living from 1992 until 1997. Ms. Cardinale has an additional 15 years of experience in the publishing industry, including positions with Art & Antiques, Geo, Viva and Omni magazines.

      Heidi Diamond, age 45, has served as our Executive Vice President, President, Television since August 2002. Previously, she served as Executive Vice President of AMC Networks and Rainbow Media since September 2001. Prior to that, she served as The Food Network’s Senior Vice President, Strategic Network Planning/ Development from January 2001 until June 2001 and as its Senior Vice President Marketing, Creative and Business Development from May 1998 until December 2000. Before joining The Food Network, Ms. Diamond held executive positions in marketing at several other leading cable companies, including Primedia/ Channel One and Nickelodeon.

      Jay L. Dubiner, age 40, has served as our Executive Vice President, Corporate Development & General Counsel since February 2004. Prior to this, he provided legal and corporate development consulting services to clients primarily in the media industry. From February 2000 to March 2002 Mr. Dubiner served as Senior Vice President, Business Development & Strategic Planning for a division of The Universal Music Group. Mr. Dubiner was an associate in the corporate department of the New York law firm of Paul Weiss Rifkind Wharton & Garrison from September 1993 to February 2000 specializing in mergers and acquisitions. He has an additional 2 years experience practicing law at Osler Hoskin & Harcourt in Toronto, Canada. In 1984 Mr. Dubiner served as a Special Assistant to the Prime Minister of Canada.

      James Follo, age 45, has served as our Executive Vice President, Chief Financial and Administrative Officer since October 2003. From March 2001 to October 2003, Mr. Follo served as our Executive Vice President and Chief Financial Officer. Prior to that, he served as our Senior Vice President, Finance and Controller from March 1999 to March 2001 and, previously, as our Vice President, Finance and Controller from July 1998. Prior to that, Mr. Follo held various financial positions at General Media International, Inc., a magazine publisher, from 1994 to July 1998, most recently as Vice President, Chief Financial Officer and Treasurer.

      Margaret Roach, age 49, has served as our Executive Vice President, Editor-in-Chief since February 2002. From March 2001 until February 2002, Ms. Roach was Executive Vice President, Internet/ Direct Commerce. Prior to that, she was Senior Vice President, Internet Production and Operations from October 2000 to March 2001. From January 1, 2000 to October 2000, she was our Senior Vice President, Garden Editor. From 1998 until 1999, she served as our Vice President, Gardening. From 1995 to 1998, Ms. Roach was Garden Editor of Martha Stewart Living, and a contributing editor for Martha Stewart Living from 1993 to 1994. Ms. Roach was Fashion and Garden Editor of New York Newsday from 1985 to 1995 and also has an additional 10 years of experience in the publishing business, including with The New York Times. Ms. Roach won the 1998 Best Written Book Of The Year award from the Garden Writers of America for A Way to Garden.

      Suzanne Sobel, age 47, has served as our Executive Vice President, Advertising Sales/ Marketing, Publisher since January 1999 and as our Senior Vice President, Advertising Sales & Marketing during 1998. Additionally, Ms. Sobel has served as Publisher of Martha Stewart Living since 1997 and as its Associate

Publisher from 1996 to 1997. Prior to that, Ms. Sobel served as our Advertising Director from 1995 to 1996, as New York Advertising Sales Manager from 1993 to 1995 and as Advertising Sales Manager from 1991 to 1993. Ms. Sobel has an additional 14 years of industry experience with Town & Country magazine, Bob Bernbach & Associates and Ogilvy & Mather.

      Lauren Stanich, age 42, has served as our Executive Vice President, President, Publishing and Internet/ Direct Commerce since March 2003 and, prior to that, as our Executive Vice President, President, Publishing from January 1999 to March 2003 and as our Senior Vice President, Consumer Marketing from 1997 until 1999. Ms. Stanich worked as our Consumer Marketing Director and Book Publisher from 1995 to 1997 and as Consumer Marketing Director for Martha Stewart Living from 1991 to 1995. Ms. Stanich has an additional seven years of experience in marketing and publishing with Time, Inc.

      Martha Stewart, age 62, has served as our Founding Editorial Director, a non-officer position, since March 2004. Ms. Stewart is the founder of the Company and the author of numerous books on the domestic arts, including Entertaining and Martha Stewart’s Gardening. Ms. Stewart served as our Chairman of the Board and Chief Executive Officer from our creation in 1996 until June 2003, when she resigned as our Chief Executive Officer. Ms. Stewart continued to serve as our Chief Creative Officer until March 2004 when she resigned as Chief Creative Officer and assumed the position of Founding Editorial Director.

EXECUTIVE COMPENSATION

General

      The following table sets forth certain information pertaining to compensation of our Chief Executive Officer, our former Chief Executive Officer and our four other most highly compensated executive officers for 2003 (the “Named Executives”). The following table presents information concerning total compensation earned by the Named Executives for services rendered to us during 2001, 2002 and 2003.

	Annual Compensation					Long Term Compensation

								Securities
						Restricted		Underlying	All Other
	Fiscal			Other Annual		Stock		Option Awards	Compensation
	Year	Salary ($)	Bonus ($)	Compensation		Awards ($)		(#)(1)	($)

Sharon Patrick	2003	$850,746	$800,000	—		—		—	$3,564	(2)
President and Chief	2002	844,369	680,600	—		$334,500	(3)	100,000	3,516	(2)
Executive Officer(4)	2001	700,000	280,000	—		—		130,000	2,322	(2)
Martha Stewart	2003	$900,000	$500,000	$128,131	(5)	—		—	$3,564	(6)
Chief Creative Officer,	2002	900,000	680,600	163,781	(5)	—		150,000	616,707	(6)
Former Chief Executive	2001	900,000	1,156,666	52,915	(5)	—		—	647,737	(6)
Officer and Chairman of the Board(7)
James Follo	2003	$410,000	$335,790	—		$702,477	(8)	—	$6,540	(9)
Executive Vice	2002	406,402	369,000	—		100,350		25,000	6,040	(9)
President, Chief	2001	301,731	97,500	—		—		118,000	5,618	(9)
Financial and Administrative Officer
Suzanne Sobel	2003	$404,875	$340,095	—		$638,461	(8)	—	$6,810	(10)
Executive Vice	2002	400,910	425,119	—		100,350		25,000	6,310	(10)
President, Advertising	2001	310,411	108,850	—		—		38,000	5,910	(10)
Sales/ Marketing, Publisher
Lauren Stanich	2003	$389,112	$350,000	—		$687,737	(8)	—	$6,540	(11)
Executive Vice	2002	351,534	226,628	—		100,350		25,000	6,040	(11)
President, President,	2001	310,384	90,000	—		—		38,000	5,618	(11)
Publishing and Internet/ Direct Commerce
Gael Towey	2003	$410,000	$287,000	—		$1,009,194	(8)	—	$7,242	(12
Senior Executive Vice	2002	409,066	315,700	—		100,350		25,000	6,725	(12)
President, Creative	2001	387,498	135,800	—		—		38,000	5,946	(12)
Director

(1)	All options reflected in this table were granted pursuant to the Martha Stewart Living Omnimedia, Inc. 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”).

(2)	Represents the value of group life insurance premiums paid by us on behalf of the Named Executive.

(3)	As of December 31, 2003, Ms. Patrick held 50,000 shares of restricted stock with a value of $492,500; the restrictions on these shares of restricted stock will lapse on August 9, 2004.

(4)	Ms. Patrick has been the Company’s Chief Executive Officer since June 4, 2003. Prior to assuming the position of Chief Executive Officer, Ms. Patrick was the Company’s President and Chief Operating Officer.

(5)	Other Annual Compensation reported for Ms. Stewart includes $100,000 each in 2003 and 2002, representing the portion of the cost of tax preparation services provided by the Company to senior executive officers which was allocated by the preparer to Ms. Stewart, and $63,781 and $52,915, in 2002 and 2001, respectively, representing the unreimbursed portion of the cost to the Company of Ms. Stewart’s personal use of an aircraft which the Company has the right to use. In 2001, the aggregate cost to the Company of tax preparation services provided to certain senior executive officers, including Ms. Stewart, was $126,000, substantially comparable to 2002 and 2003, but the preparer did not allocate this cost among the senior executive officers. The value of any other single perquisite or personal benefit the Company provided to Ms. Stewart in 2003, 2002 or 2001, did not exceed 25% of the aggregate value of all such perquisites or personal benefits.

(6)	Represents an amount paid by us on Ms. Stewart’s behalf pursuant to a group term life policy as well as a reportable benefit to Ms. Stewart relating to premiums paid by us pursuant to a split-dollar life insurance arrangement between Ms. Stewart, a partnership controlled by her, and MSO. As required by the Securities and Exchange Commission, the reported split-dollar benefit reflects the economic benefit Ms. Stewart would have received if we had loaned her the amount of the insurance premium paid by us on an interest-free basis through the date we expect the premium to be repaid to us or, if earlier, the date on which interest would begin to accrue for our benefit on such amount. Due to an amendment in 2003 to the split-dollar arrangement, no further premium payments have been made by us. See “Certain Relationships and Related Party Transactions — Transactions with Martha Stewart — Split-Dollar Life Insurance.” The group term life payments were $3,564 in 2003, $3,516 in 2002 and $3,564 in 2001, while the reportable split-dollar benefit was $613,191 in 2002 and $644,173 in 2001.

(7)	Ms. Stewart served as the Company’s Chief Executive Officer until June 4, 2003, when she resigned as Chief Executive Officer. Ms. Stewart continued to serve as Chief Creative Officer of the Company until March 2004, when she resigned as Chief Creative Officer and assumed the position of Founding Editorial Director, a non-officer position.

(8)	Represents the value of restricted stock units granted pursuant to an offer to exchange stock options for restricted stock units. The value set forth in the table is based on the closing price of our Class A Common Stock on the date of grant of $10.83 per share. The restricted stock units vest in two equal installments on November 7, 2004 and November 7, 2005. Upon vesting, the holder receives, for each restricted stock unit, an unrestricted share of our Class A Common Stock (net of withholding taxes). If dividends are paid on shares of our Class A Common Stock prior to the vesting date, the holders of restricted stock units will be entitled upon vesting to receive dividend equivalents in the form of additional restricted stock units. As of December 31, 2003, Mr. Follo, Ms. Sobel, Ms. Stanich and Ms. Towey held the following number of restricted stock units with the following value: Mr. Follo, 64,864 and $638,910; Ms. Sobel, 58,953 and $580,687; Ms. Stanich, 63,503 and $625,505; and Ms. Towey, 93,185 and $917,872. In addition, as of December 31, 2003, each of these Named Executives held 15,000 shares of restricted stock with a value of $147,750; the restrictions on these shares of restricted stock will lapse on August 9, 2004.

(9)	Consists of matching contributions made by us to Mr. Follo’s 401(k) account of $6,000, $5,500 and $5,100 in 2003, 2002 and 2001, respectively, and $540, $540 and $456 of the taxable value of group life insurance premiums paid on behalf of Mr. Follo in 2003, 2002 and 2001, respectively.

(10)	Consists of matching contributions made by us to Ms. Sobel’s 401(k) account of $6,000, $5,500 and $5,100 in 2003, 2002 and 2001, respectively, and $810 of the taxable value of group life insurance premiums paid on behalf of Ms. Sobel in each of 2003, 2002 and 2001.

(11)	Consists of matching contributions made by us to Ms. Stanich’s 401(k) account of $6,000, $5,500 and $5,100 in 2003, 2002 and 2001, respectively, and $540, $540 and $518 of the taxable value of group life insurance premiums paid on behalf of Ms. Stanich in 2003, 2002 and 2001, respectively.

(12)	Consists of matching contributions made by us to Ms. Towey’s 401(k) account of $6,000, $5,500 and $5,100 in 2003, 2002 and 2001, respectively, and $1,242, $1,225 and $846 of the taxable value of group life insurance premiums paid on behalf of Ms. Towey in 2003, 2002 and 2001, respectively.

Option Grants

      No option grants were made to the Named Executives in 2003.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

      The table below presents information concerning the exercise of stock options by the Named Executives during the year ended December 31, 2003 and the fiscal year-end value of all their unexercised options.

Aggregated Option Exercises in 2003 and Option Values

as of December 31, 2003

			Number of Securities				Value of Unexercised
			Underlying Unexercised				In-the-Money Options
	Shares		Options at 12/31/03 (#)				at 12/31/03 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable		Unexercisable		Exercisable	Unexercisable

Sharon Patrick	—	—	674,346	(2)	178,000	(3)	1,078,747	230,250
Martha Stewart	—	—	150,000	(3)	150,000	(3)	—	—
James Follo	—	—	6,250	(3)	18,750	(3)	19,188	57,563
Suzanne Sobel	10,844	90,141	33,083	(4)	18,750	(3)	267,393	57,563
Lauren Stanich	11,000	93,540	21,599	(5)	18,750	(3)	161,166	57,563
Gael Towey	22,100	189,142	191,332	(6)	18,750	(3)	1,712,009	57,563

(1)	Calculated using the closing price of a share of our Class A Common Stock on December 31, 2003, $9.85.

(2)	Consists of options to acquire 108,324 shares of Class A Common Stock granted under the Martha Stewart Living Omnimedia LLC Nonqualified Class A LLC Unit/ Stock Option Plan (the “1997 Plan”) and options to acquire 566,022 shares granted under the 1999 Stock Incentive Plan.

(3)	Consists of options to acquire shares of Class A Common Stock granted under the 1999 Stock Incentive Plan.

(4)	Consists of options to acquire 26,833 shares of Class A Common Stock granted under the 1997 Plan and options to acquire 6,250 shares granted under the 1999 Stock Incentive Plan.

(5)	Consists of options to acquire 15,349 shares of Class A Common Stock granted under the 1997 Plan and options to acquire 6,250 shares granted under the 1999 Stock Incentive Plan.

(6)	Consists of options to acquire 212,682 shares of Class A Common Stock granted under the 1997 Plan and options to acquire 6,250 shares granted under the 1999 Stock Incentive Plan.

Ten-Year Options/ SAR Repricings

      In 2003, the Compensation Committee authorized MSO to offer MSO’s officers with titles of Assistant Vice President and above (including the Named Executives other than Ms. Stewart and Ms. Patrick) the right to exchange options with exercise prices above $8 per share for restricted stock units. See “PROPOSAL 2 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.” The following table sets forth the number of options exchanged in the exchange offer by each of the Named Executives.

							Length of
		Number of					Original
		Securities	Market Price				Option Term
		Underlying	of Stock at	Exercise Price			Remaining at
		Options/SARs	Time of	at Time of	New		Date of
		Repriced or	Repricing or	Repricing or	Exercise		Repricing or
Name	Date	Amended (#)	Amendment ($)	Amendment ($)	Price ($)		Amendment

Sharon Patrick	11/7/2003	—	—	—	—		—
President and Chief
Executive Officer(1)
Martha Stewart	11/7/2003	—	—	—	—		—
Chief Creative Officer Former Chief Executive Officer and Chairman of the Board(2)
James Follo	11/7/2003	274,000	$10.83	$15-$18	—	(3)	— (3)
Executive Vice President, Chief Financial and Administrative Officer
Suzanne Sobel	11/7/2003	254,553	$10.83	$15-$18	—	(3)	— (3)
Executive Vice President, Advertising Sales/Marketing, Publisher
Lauren Stanich	11/7/2003	275,123	$10.83	$15-$18	—	(3)	— (3)
Executive Vice President, President Publishing and Internet/Direct Commerce
Gael Towey	11/7/2003	704,666	$10.83	$15-$18	—	(3)	— (3)
Senior Executive Vice President, Creative Director

(1)	Ms. Patrick has been the Company’s Chief Executive Officer since June 4, 2003. Prior to assuming the position of Chief Executive Officer, Ms. Patrick was the Company’s President and Chief Operating Officer.

(2)	Ms. Stewart served as the Company’s Chief Executive Officer until June 4, 2003 when she resigned as Chief Executive Officer. Ms. Stewart continued to serve as Chief Creative Officer of the Company until March 2004, when she resigned as the Chief Creative Officer and assumed the position of Founding Editorial Director, a non-officer position.

(3)	The options set forth in the table were exchanged for the following number of restricted stock units: for Mr. Follo, 64,864; for Ms. Sobel, 58,593; for Ms. Stanich, 63,503; and for Ms. Towey, 93,185. Restricted stock units do not have an exercise price or term.

Members of the Compensation and Corporate
Governance Committee

Jeffrey W. Ubben
Arthur C. Martinez

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Employment Agreement with Martha Stewart

      Prior to completion of our initial public offering, we entered into an employment agreement with Ms. Stewart. The employment agreement replaced an existing agreement between us and Ms. Stewart. The employment agreement provided for Ms. Stewart’s employment as our Chairman of the Board and Chief Executive Officer through October 22, 2004. Under the employment agreement, Ms. Stewart receives an annual base salary of $900,000 and annual bonus payments based upon our performance, with a guaranteed annual bonus of $300,000. Our Compensation Committee determines the relevant performance goals, which include targets based on our profitability as well as other performance measures, and the amount of the bonus payment. During the employment period, Ms. Stewart receives employee benefits no less favorable than those provided to our other executive officers and receives perquisites and fringe benefits consistent with practices of our predecessor company immediately prior to the effective date of the agreement.

      The employment agreement provides that if Ms. Stewart resigns with Good Reason or if we terminate her employment other than for Cause or disability, then she will be entitled to receive an immediate lump sum cash payment equal to the sum of:

•	accrued, but unpaid, base salary and vacation through the date of termination;

•	three times her annual base salary; and

•	the higher of $5,000,000 or three times the highest annual bonus paid for any fiscal year during the employment period.

She will also receive continued welfare benefits and perquisites for the longer of three years and the remainder of the employment period. If Ms. Stewart’s employment is terminated due to disability, or in the event of death, Ms. Stewart or her estate will receive continued payments of the base salary for the remainder of the scheduled term of the employment agreement less any disability benefits. If Ms. Stewart’s employment is terminated for any other reason, she will be entitled to receive her accrued, but unpaid, base salary and vacation through the date of termination.

      Under the employment agreement, “Good Reason” generally means the occurrence of any of the following events without Ms. Stewart’s written consent:

•	an assignment of duties or responsibilities, or a change in title or authority, inconsistent with her position as Chairman and Chief Executive Officer;

•	any failure by us to comply with the employment agreement’s compensation provisions;

•	a requirement for Ms. Stewart to relocate anywhere other than New York City or Westport, Connecticut;

•	the failure of a successor entity to assume the employment agreement; or

•	any other material breach of the employment agreement.

      “Cause” under the employment agreement, means:

•	Ms. Stewart’s willful and continued failure to perform her duties after written notice from our Board specifying the actions to be performed, unless such failure is due to her good faith belief that to take such action would be materially harmful to us; or

•	Ms. Stewart’s conviction of a felony or willful gross misconduct, which in either case results in material and demonstrable damage to our business or reputation.

      Under the employment agreement, Ms. Stewart cannot compete with us or solicit our employees during her term of employment. In addition, if Ms. Stewart terminates employment without Good Reason during the employment period or is terminated by us for Cause, the noncompetition and nonsolicitation restrictions continue for 12 months after the termination of employment. In June 2003, Ms. Stewart resigned as Chairman of the Board and Chief Executive Officer of the Company and we agreed to her continuation of her employment with us as our Chief Creative Officer. In March 2004, Ms. Stewart resigned as Chief Creative Officer of the Company and assumed the position of Founding Editorial Director, a non-officer position. Except for amendments to reflect changes in Ms. Stewart’s duties and responsibilities, Ms. Stewart’s employment agreement remains in effect.

Martha Stewart Living Omnimedia, Inc. 2003 Key Executive Bonus Plan

      On September 22, 2003, MSO adopted the Martha Stewart Living Omnimedia, Inc. 2003 Key Executive Bonus Plan with the twin goals of rewarding and retaining key executives. The Compensation Committee selects key executives to participate in the plan, provided that the Chief Executive Officer and Ms. Stewart are not eligible to participate in the plan. Subject to the terms and conditions of the plan, each participant will be entitled to a bonus in an amount selected by the Compensation Committee. One-half of the plan bonus payable to a participant will become due and payable on each of June 30, 2004 and January 1, 2005, so long as the participant remains employed as of each vesting date or, if earlier, upon a termination of employment that entitles the participant to severance under our 2002 executive severance pay plan. Mr. Follo, Ms. Sobel, Ms. Stanich, and Ms. Towey participate in the 2003 key executive bonus plan, and their plan bonuses are $615,000, $607,313, $600,000, and $615,000, respectively. Under the plan, each participant is also guaranteed a regular year-end bonus for each of 2003 and 2004 that is not less than 100% of the participant’s target bonus for the applicable year, so long as the participant remains employed through the date generally established for bonus eligibility.

      The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the SEC as an exhibit to our Annual Report on Form 10-K.

Martha Stewart Living Omnimedia, Inc. 2002 Executive Severance Pay Plan

      MSO adopted the Martha Stewart Living Omnimedia, Inc. 2002 Executive Severance Pay Plan effective August 9, 2002. The purpose of the plan is to better provide for the retention of key executives through providing them with a higher degree of financial security, subject to certain terms and conditions contained in the plan. The plan is administered by the Compensation Committee, or, if the Board so determines, by another committee of the Board or the Board itself. The plan administrator may designate any MSO executive to be a participant and may vary the terms of such participation on a case-by-case basis. Once an executive has been designated as a participant in the plan, then the executive will remain a participant in the plan until termination of his or her employment under circumstances that do not give the participant a right to severance benefits or completion of the delivery of all severance benefits, whichever is applicable.

      A participant will generally be eligible to receive severance benefits under the plan in the event he or she terminates his or her employment for good reason or if his or her employment is terminated by the Company other than for cause or disability. “Good Reason” is a defined term in the plan and generally includes specified job-related diminutions, such as reductions in title, duties or compensation, and required relocation.

      The severance benefits under the plan consist of:

•	continued payment of an eligible participant’s annual base salary, at the rate then in effect, until the second anniversary of the eligible participant’s severance date (provided that, during the second 12-month period following the participant’s severance date, the amount of continued base salary will be reduced, but not below zero, by any amounts earned and any other guaranteed cash compensation, including guaranteed bonus, from other outside employment during such period);

•	a one-time bonus payment equal to 100% of the eligible participant’s target bonus amount in effect as of the participant’s severance date;

•	continuation of coverage under MSO’s health and life insurance plans on the same terms and conditions that apply to active MSO employees for the period during which severance is paid (or, if earlier, until the participant first becomes eligible for benefits of the same type from a subsequent employer) and outplacement benefits up to a maximum of $30,000; and

•	immediate vesting in, and lapsing of restrictions on, any and all of his or her outstanding equity awards, including stock options and restricted stock grants.

      As a condition to participating in the 2003 key executive bonus plan, Mr. Follo, Ms. Sobel, Ms. Stanich and Ms. Towey waived any right to severance under the 2002 executive severance pay plan during the second 12-month period following their severance date.

      The plan will expire on December 31, 2004, at which time all participants whose employment has not terminated will cease to have any rights under the plan.

      The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K. Each of the Named Executives other than Ms. Stewart is a participant in the plan.

EQUITY COMPENSATION PLANS

Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Stock Incentive Plan

      The plan is administered by the Compensation Committee and their designees and provides for the grant of nonqualified and incentive stock options and other types of equity-based awards. Our executives, employees and consultants, as well as those of any subsidiaries, are eligible to receive awards under the plan. We currently employ approximately 500 employees and consultants, all of whom are eligible to receive awards under the plan. Our non-employee directors are not eligible to participate. The plan provides that the maximum number of shares of Class A Common Stock available for grant under the plan is 10,000,000. No participant may be granted stock options or stock appreciation rights (without relationship to stock options) covering in excess of 1,000,000 shares of Class A Common Stock in any calendar year.

      The term of options granted under the plan may not exceed 10 years. Unless otherwise determined by our Compensation Committee, options granted under the plan vest ratably on each of the first four anniversaries of the grant date and have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant.

      A participant exercising an option may pay the exercise price in cash or, if approved by our Compensation Committee, with previously acquired shares of our Class A Common Stock or in a combination of cash and stock. Our Compensation Committee, in its discretion, may allow the cashless exercise of options.

      Options are nontransferable other than by will or the laws of descent and distribution or, at the discretion of our Compensation Committee, by a written beneficiary designation and, in the case of a nonqualified option, by a gift to members of the holder’s immediate family. The gift may be made directly or indirectly or by means of a trust or partnership or limited liability company and, during the participant’s lifetime, may be exercised only by the participant, any such permitted transferee or a guardian, legal representative or beneficiary.

      Shares of restricted stock may also be granted under the plan, with such conditions on vesting as the Compensation Committee deems appropriate. Restricted stock awards to date have conditioned vesting on continued employment with us for a period of two years. Shares of performance units and other stock-based awards may also be granted under the plan.

      In the event of a “Change in Control,” any option that is not then exercisable and vested will become fully exercisable and vested, restrictions on restricted stock will lapse and performance units will be deemed earned.

      “Change in Control” under the plan generally means

•	the acquisition of an amount of our common stock greater than the amount held, directly or indirectly, by Ms. Stewart and representing at least 30% of the outstanding common stock or voting securities,

•	a change in the majority of the members of the Board, unless approved by the incumbent directors or Ms. Stewart,

•	the completion of a merger involving MSO in which, among other things, our stockholders do not retain more than 50% of the common stock and voting power of the surviving entity, or

•	approval by our stockholders of a liquidation, dissolution or sale of substantially all of our assets.

      Our Board may at any time amend or terminate the plan and may amend the terms of any outstanding option or other award, except that no termination or amendment may impair the rights of the participants as they relate to outstanding options or awards. However, no such amendment to the plan will be made without the approval of our stockholders to the extent such approval is required by law or stock exchange rule.

      The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K.

MSLO LLC Nonqualified Class A LLC Unit/ Stock Option Plan

      We adopted and made grants under the MSLO LLC Nonqualified Class A LLC Unit/ Stock Option Plan in November 1997. In connection with our initial public offering, the 509,841 LLC unit options then outstanding were converted into options to purchase 1,997,374 shares of our Class A Common Stock. All options granted under the 1997 Plan have now vested. Each option expires 10 years after the date of grant, subject to earlier termination upon termination of employment. Options granted under the plan are not assignable or transferable by the optionee, other than by will or the laws of descent and distribution. No additional options may be granted under this plan.

      In connection with the plan, Ms. Stewart periodically returns to us a number of shares of our common stock beneficially owned by her, corresponding, on a net treasury basis, to the number of option exercises under this plan during the relevant period. Under the net treasury method, we subtract from the number of shares resulting from each option exercise the number of shares we could purchase, at the then-current market price, with dollars equal to the option proceeds from such exercise and the value of the tax benefit we receive from the exercise. Ms. Stewart returns to us a number of shares of our common stock equal to the sum of the results of these calculations for the relevant period. Accordingly, options outstanding under this plan are not dilutive.

      The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Corporate Governance Committee of the Board, currently consisting of Mr. Ubben and Mr. Martinez, neither of whom is employed by MSO, furnished the following report on executive compensation for the 2003 fiscal year.

Compensation Philosophy

      MSO’s executive compensation program is designed to encourage and reward exceptional performance and to align the financial interests of its senior executives and key employees with those of our stockholders. To achieve this end, MSO has developed and implemented a compensation program designed to attract and retain highly skilled executives and key employees with the business experience and creative talent necessary for MSO to achieve its long-term business objectives.

      MSO’s executive compensation generally consists of three components: base salary, an annual performance-based bonus and equity-based compensation. MSO’s compensation goal is to target its executives to be paid at competitive levels when performance expectations are met and above competitive levels when expectations are exceeded. MSO periodically utilizes outside consultants to perform competitive market-

matching analyses on a position-by-position basis against companies in businesses similar to those of MSO and with comparable revenue levels. Once the market-matching analyses have been completed, an executive’s salary, bonus and/or equity-based compensation may be adjusted upward or downward based on a number of subjective factors, including past performance, prior experience, differences in job responsibilities from the jobs against which the match was performed and tenure. Additionally, although the market-matching study is periodically updated, individual compensation levels may be adjusted from time to time based upon, among other factors, past performance and increases in responsibilities.

Base Salaries and Annual Bonuses

      The Compensation Committee believes that compensation should be weighted toward bonuses and equity-based compensation. Accordingly, base salaries paid to MSO’s executives tend to constitute a smaller percentage of total compensation than they do for many comparable executives of MSO’s competitors. Each executive is assigned a bonus target, which is set as a percentage of annual base salary. Each executive’s actual bonus generally ranges from 0% to 150% of the relevant bonus target, as set by the Compensation Committee with input from senior management taking into account MSO’s performance against its objectives, the individual performance of a particular executive, and other factors we deem relevant. This system provides MSO the ability to use bonuses as an incentive to drive corporate performance and to align the interests of executives with those of our stockholders.

      In 2003, we funded our executive bonus pool at 100% of target levels, with individual awards varying from the mean based on individual performance and contribution. Despite the fact that corporate performance did not meet initial expectations in 2003, the Compensation Committee believes that the commitment shown and contributions made by our executive team were considerable during this difficult year and that it was in the best interests of our stockholders to provide this level of compensation to reward and facilitate retention of our key executives.

      Under our 2003 key executive bonus plan, we have agreed to pay annual bonuses to participants at not less than 100% of target levels in respect of 2003 and 2004.

Equity-Based Compensation

      The Compensation Committee periodically makes equity grants under the 1999 Stock Incentive Plan to executives, taking into account market studies prepared by independent consulting firms, the size of previous option grants, tenure, past performance, responsibility levels, competitive practices and other relevant factors. Traditionally, we have granted options to all new executives upon commencement of employment with MSO and to all existing executives annually. Additionally, option grants were made to all executives upon becoming a public company in 1999 and a number of executives received option grants previously under the 1997 Option Plan. All stock options granted by MSO have been nonqualified stock options and have had exercise prices equal to the fair market value of the underlying stock at the time of grant.

      In 2003, the Compensation Committee also authorized MSO to offer MSO’s officers with titles of Assistant Vice President and above (including the Named Executives other than Ms. Stewart and Ms. Patrick) the right to exchange options with exercise prices above $8 per share for restricted stock units. See “PROPOSAL 2 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.” The Compensation Committee believes that the restricted stock units issued in the exchange offer serve as a more appropriate tool to retain and motivate the holders of the restricted stock units than the out-of-the-money options for which they were exchanged. In addition, the exchange offer reduced the overhang associated with these options. We believe that equity continues to be a strong tool for aligning the interests of our executive team and our stockholders and that the combination of options, restricted stock and restricted stock units held by our executive team contributes to the achievement of that goal.

Chief Executive Officer Compensation

      In June of 2003 Martha Stewart stepped down as our Chairman and Chief Executive Officer. The position of CEO was filled by Sharon Patrick, the Company’s President and Chief Operating Officer.

Sharon Patrick

      Ms. Patrick received a base salary of $850,746 in 2003, which was increased to $900,000 per year, effective January 1, 2004. Ms. Patrick received a bonus of $800,000 for 2003, which represents approximately 100% of her target bonus for the year as adjusted to reflect the increase in her responsibilities in June 2003. The Compensation Committee believes that Ms. Patrick’s meaningful ownership of MSO equity provides her with significant incentives to maximize stockholder value. Ms. Patrick’s compensation for 2003 reflects the increase in Ms. Patrick’s responsibilities in June 2003 and her important contributions to maintaining the stability of the Company and retaining key personnel in 2003, despite the impact of Ms. Stewart’s personal legal situation and the Company’s performance in terms of revenue and operating results.

Martha Stewart

      Ms. Stewart is compensated pursuant to her employment agreement with MSO. The employment agreement became effective prior to the time of MSO’s initial public offering and provides for an annual salary of $900,000, as well as bonuses payable upon the achievement of performance targets established by the Compensation Committee, with a guaranteed minimum payment of $300,000. The terms of Ms. Stewart’s employment agreement were established based on a number of considerations, including Ms. Stewart’s contribution to the company as its founder, her services as on-air talent for MSO’s television and radio programs, and her services as MSO’s Chairman and Chief Executive Officer. The Compensation Committee believes that Ms. Stewart’s compensation under her employment agreement and her considerable ownership of MSO equity provide her with significant incentives to maximize stockholder value. For 2003, after evaluating MSO’s performance in terms of revenue and operating results, Ms. Stewart was paid her guaranteed minimum bonus of $300,000 plus an additional bonus of $200,000. The Compensation Committee believes that the compensation of Ms. Stewart as Chief Executive Officer should be heavily weighted to corporate performance and that the reduced level of compensation paid to Ms. Stewart with respect to 2003 reflects that objective. Ms Stewart’s bonus for 2003 is $180,000 less than her bonus for 2002.

Tax Matters

      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as performance-based is excluded from the limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. While it is the general objective of the Compensation Committee to pay deductible compensation, we have awarded, and reserve the right to award in the future, compensation that does not qualify under Section 162(m) as deductible compensation upon a determination that doing so is in the best interest of our stockholders. In this regard, in 2003, the Compensation Committee adopted the 2003 key executive bonus plan and approved the exchange offer notwithstanding that compensation paid pursuant to these arrangements may not qualify under Section 162(m) as deductible compensation.

Summary

      The Compensation Committee believes that the present compensation structure is one that is well-designed to attract and retain talented executives and key employees, align these individuals’ interests with those of our stockholders, and maximize stockholder value, and believes that the actions of the Compensation Committee with respect to 2003 executive compensation were consistent with that focus. The Compensation

Committee periodically reviews MSO’s compensation policies for executives and other employees to ensure that they continue to best serve these objectives.

Members of the Compensation and Corporate
Governance Committee

Jeffrey W. Ubben
Arthur C. Martinez

Compensation Committee Interlocks And Insider Participation

      The Compensation Committee is composed of Messrs. Ubben and Martinez, each of whom is a non-employee director. No interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S AMENDED

AND RESTATED 1999 STOCK INCENTIVE PLAN

      We have granted options to purchase Class A Common Stock to our employees, including the Named Executives and our other executive officers, pursuant to our Amended and Restated 1999 Stock Incentive Plan. The terms of the plan are described under “Equity Compensation Plans — Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Stock Incentive Plan.” In this Proposal 2, our stockholders are being asked to approve an amendment to the plan to permit eligible employees to exchange all of their outstanding eligible options for restricted stock units, as further described below. The Company has obtained an irrevocable commitment from Ms. Stewart that she will vote a sufficient number of her shares of Company stock in favor of this proposal to assure its approval.

      In September 2003, our Compensation Committee determined that stock options with exercise prices that were greater than the then-current market price of our Class A Common Stock generally did not serve the purposes of motivating and retaining our employees. Accordingly, we made an offer to officers with titles of Assistant Vice President and above (including the Named Executives other than Ms. Stewart and Ms. Patrick) to exchange options with exercise prices above $8 per share for restricted stock units. 4,770,408 options were eligible for the exchange offer. The exchange offer commenced on September 26, 2003, and, on November 7, 2003, the offer expired and 4,312,308 options were exchanged for 993,768 restricted stock units. The restricted stock units issued pursuant to the exchange offer were issued under the plan and vest in two equal installments on November 7, 2004 and November 7, 2005. Upon vesting, the holder will receive, for each restricted stock unit, an unrestricted share of our Class A Common Stock (net of withholding taxes). Unvested restricted stock units are generally forfeited upon termination of the holder’s employment prior to the vesting date. On May 21, 2004, the closing price of our Class A Common Stock was $9.30 per share.

      The following table sets forth the restricted stock units granted in the exchange offer to the Named Executives and to our other executive officers as a group. Ms. Patrick, Ms. Stewart and our Board were not eligible for the exchange offer. Non-officer employees were also not eligible for the exchange offer and instead were given the right, pursuant to a separate offer, to exchange options with exercise prices above $8 per share for the right to receive a cash payment on or around June 30, 2004.

Number of Restricted
Name and Position	Stock Units Granted

Sharon Patrick	0
President and Chief Executive Officer
Martha Stewart	0
Founding Editorial Director, Former Chief Executive Officer and Chairman of the Board
James Follo	64,864
Executive Vice President, Chief Financial and Administrative Officer
Suzanne Sobel	58,953
Executive Vice President, Advertising Sales
Lauren Stanich	63,503
Executive Vice President, President, Publishing and Internet Direct Commerce
Gael Towey	93,185
Senior Executive Vice President, Creative Director
All our Executive Officers as a Group (10 Persons)	380,889

      The plan generally does not permit us to reduce the exercise price of an option previously granted and it was necessary to amend this provision of the plan to effect the exchange offer. In addition, under the plan, restricted stock units granted to our officers must be in lieu of additional cash compensation for services and it was also necessary to amend this provision of the plan to effect the exchange offer. Both of these amendments require the approval of our stockholders pursuant to the rules of the New York Stock Exchange. The full text of the amendment is set forth as Annex C to this Proxy Statement.

Equity Compensation Plan Information

      The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which performance unit awards, restricted stock awards and other forms of equity-based compensation, in addition to stock options and stock appreciation rights, may be granted from time to time.

Equity Compensation Plan Information

			Number of
			Securities
			Remaining
			Available for
	Number of Securities	Weighted-average	Future Issuance
	to be Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation
	Outstanding Options,	Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected
Plan Category	Rights (a)	Rights (b)	in Column (a)) (c)

Equity compensation plans approved by security holders	2,815,214	$11.77	—
Equity compensation plans not approved by security holders:
Options	—	—	—
Restricted Stock Units	992,373	—	—
Total	992,373	—	—
Total	3,807,587	—	8,184,902 *

*	These represent the aggregate number of shares which may be issued in connection with performance unit awards, restricted stock awards and other forms of equity-based compensation, in addition to stock options and stock appreciation rights, and thus are not allocable among specific plans.

      OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents, as of May 17, 2004 (except for Time Warner, Inc. which information is presented as of the most recent date such information was filed with the Securities and Exchange Commission), information relating to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of either class of our common stock, (2) each of our directors, (3) each of the Named Executives, and (4) all of our current executive officers and directors as a group.

      Unless another address is indicated, beneficial owners listed here may be contacted at our corporate address. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be beneficial owner of the same securities. For each listed person or entity, the information listed assumes the exercise of any options exercisable by such person or entity on or prior to June 30, 2004, but not the exercise of any options held by any other parties. Additionally, we have assumed the conversion of shares of Class B Common Stock into shares of Class A Common Stock for purposes of listing Ms. Stewart’s ownership of Class A Common Stock, but not in calculating the percentage of Class A Common Stock for any other holder or for calculating Ms. Stewart’s ownership of Class B Common Stock.

Shares of Class B Common Stock may be converted on a one-for-one basis into shares of Class A Common Stock at the option of the holder.

      The percentage of votes for all classes is based on one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

Beneficial Ownership

	Class A Common Stock			Class B Common Stock		% Total
						Voting
Name	Shares		%	Shares	%	Power

Martha Stewart	30,002,845	(1)	60.5	29,758,745	100	93.8 (2)
VA Partners, L.L.C.	4,228,306	(3)	21.3	—	—	*
One Maritime Plaza, Suite 1400
San Francisco, CA 94111
Time Warner, Inc.	1,219,597	(4)	6.2	—	—	*
75 Rockefeller Plaza
New York, NY 10019
Arthur Martinez	27,853	(5)	*	—	—	*
Sharon Patrick	2,291,433	(6)	11.6	—	—	*
Thomas Siekman	6,866	(7)	*	—	—	*
Bradley Singer	413	(8)	*	—	—	*
Jeffrey Ubben	4,237,306	(9)	21.4	—	—	*
James Follo	21,750	(10)	*	—	—	*
Suzanne Sobel	49,195	(11)	*	—	—	*
Lauren Stanich	38,986	(12)	*	—	—	*
Gael Towey	179,344	(13)	*	—	—	*
All directors and executive officers as a group (13 persons)	6,929,996	(14)	35.0	—	—	—

*	The percentage of shares or voting power beneficially owned does not exceed 1%.

(1)	Consists of 5,100 shares of Class A Common Stock held by Ms. Stewart, 14,000 shares of Class A Common Stock held by a partnership controlled by Ms. Stewart (the “MS Partnership”), options held by Ms. Stewart to acquire 225,000 shares of Class A Common Stock and 29,758,745 shares of Class B Common Stock held by the MS Partnership, and excludes unvested options to acquire 75,000 shares of Class A Common Stock.

(2)	Assumes no shares of Class B Common Stock are converted into shares of Class A Common Stock.

(3)	VA Partners, L.L.C. beneficially owns 4,228,306 shares of Class A Common Stock as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., and as investment advisor of ValueAct Capital International, Ltd. This information is based on information filed with the Securities and Exchange Commission by VA Partners, L.L.C. and ValueAct Capital Partners, L.P. as of April 5, 2004.

(4)	Time Warner, Inc. beneficially owns these shares indirectly through its ownership of Time Publishing Ventures, Inc., a wholly owned indirect subsidiary of Time Warner, Inc. This information is based on information filed with the Securities and Exchange Commission by Time Warner, Inc. as of January 22, 2001.

(5)	Consists of 16,853 shares of Class A Common Stock and options to acquire 11,000 shares of Class A Common Stock.

(6)	Consists of 1,579,087 shares of Class A Common Stock and options held by Ms. Patrick to acquire 712,346 shares of Class A Common Stock. This amount excludes unvested options to acquire 140,000 shares of Class A Common Stock.

(7)	Consists of 6,866 shares of Class A Common Stock.

(8)	Consists of 413 shares of Class A Common Stock.

(9)	Consists of options to acquire 9,000 shares of Class A Common Stock, 4,228,306 shares of Class A Common Stock beneficially owned by VA Partners, L.L.C. as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P. and as investment advisor of ValueAct Capital International, Ltd. Mr. Ubben is attributed beneficial ownership of these shares as a managing partner of VA Partners, L.L.C., but disclaims beneficial ownership, except to the extent of his pecuniary interest in each fund.

(10)	Consists of 15,500 shares of Class A Common Stock and options to acquire 6,250 shares of Class A Common Stock. Does not include unvested options to acquire 18,750 shares of Class A Common Stock.

(11)	Consists of 16,112 shares of Class A Common Stock and options to acquire 33,083 shares of Class A Common Stock. Does not include unvested options to acquire 18,750 shares of Class A Common Stock.

(12)	Consists of 17,387 shares of Class A Common Stock, of which 1,500 shares are held directly by Ms. Stanich’s Spouse, and options to acquire 21,599 shares of Class A Common Stock. This amount excludes unvested options to acquire 18,750 shares of Class A Common Stock.

(13)	Consists of 15,612 shares of Class A Common Stock and options to acquire 163,732 shares of Class A Common Stock. This amount excludes unvested options to acquire 18,750 shares of Class A Common Stock.

(14)	Consists of 5,927,748 of our Class A Common Stock and options to acquire 1,002,248 shares of Class A Common Stock. Does not include unvested options to acquire 262,500 shares of Class A Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the Securities and Exchange Commission. Such persons are required by the Securities and Exchange Commission rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners filed all such required forms with respect to 2003 transactions except for stock options grants in June 2003 to Mr. Martinez, Mr. Ubben, and former directors Ms. Darla D. Moore and Ms. Naomi O. Seligman, which were reported in July 2003 and certain exempt bona fide gift dispositions by Ms. Sharon Patrick in August and December 2002, which were reported in February 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Time Publishing Ventures and Its Affiliates

Ongoing Service Agreements

      In February 1997, Time Inc., Time Customer Service, Inc. (“TCS”), Oxmoor House, Inc. and Time Distribution Services, Inc. (“TDS”), each an affiliate of Time Publishing Ventures, Inc. (“TPV”), entered into agreements with us to provide us with various services. We entered into these agreements in connection with a transaction in which we acquired the assets relating to TPV’s Martha Stewart-related businesses, including the Martha Stewart Living magazine and television program, from TPV. Through this transaction, TPV became an affiliate of MSO by virtue of its acquisition of MSO equity. We believe that the terms of these agreements, in the aggregate, are at least as favorable to us as we would be able to obtain with unrelated third parties.

      Under our newsstand distribution agreement, TDS provides newsstand distribution services for our magazines. We compensate TDS on the basis of net sales. This agreement expires in December 2007, but we have the right to terminate commencing December 2004 on one year’s notice. In 2003, we incurred fees of $2.2 million under this agreement.

      Under our fulfillment agreement with TCS, TCS provides inventory management, back-office processing and processing of mail and phone orders for our magazines. The fulfillment agreement expires in December 2005, but is renewable at our option for an additional three-year term. The fulfillment agreement with respect to our Internet/ Direct Commerce businesses was terminated in February 2002 upon our conversion to a new fulfillment provider. In 2003, we incurred fees of approximately $8.8 million under this agreement.

      Under a services agreement with Time Inc., we receive administrative, editing and sales services, as well as purchase our paper. These administrative, editing and sales services automatically renew for six-month or one-year periods, depending on the service. Subject to certain limited exceptions, the paper purchasing portion of the agreement extends through the end of 2004, provided that we may terminate the service on 180 days’ written notice. In 2003, we incurred expenses of approximately $20.9 million, including $20.5 million for paper purchases, under this agreement.

      Under our agreement with Oxmoor House, we granted Oxmoor House an exclusive license to use the mark Martha Stewart Living in connection with books and continuity card and binder programs. Under the agreement, we generally produce two Best of Martha Stewart Living books and one Christmas with Martha Stewart Living book each year. Oxmoor House also has the right to publish other materials bearing the mark Martha Stewart Living as mutually agreed by us and Oxmoor House. We receive production grants on a per page basis for each of these publications, an annual payment to cover staff costs and receive 50% of the net profit. We earned approximately $0.1 million in income under this agreement in 2003. This agreement expires in December 2004.

Agreements with Stockholders

Stockholders Agreement; TPV Share Buyback Agreement

      Immediately prior to our initial public offering, we entered into a stockholders agreement with the members of MSLO LLC. Under the terms of this agreement, TPV, Ms. Stewart and Ms. Patrick have the right to require us to register shares of our Class A Common Stock owned or controlled by them, subject to customary terms and minimum amounts. Registration of these shares of common stock will result in such shares becoming freely tradeable without restriction under the Securities Act of 1933. We will bear all registration expenses, other than any underwriting discounts, incurred in connection with the above registrations. These registration rights continue as long as these stockholders continue to hold any of our common stock that they received in the merger of MSLO LLC into MSO.

      As part of a February 18, 2000 agreement with TPV pursuant to which we purchased 1,366,000 shares of our Class A Common Stock held by TPV, TPV agreed to continue, subject to certain limited exceptions, to hold shares of our Class A Common Stock until 2003, and to allow us to place advertisements in Time Inc. magazines and websites through 2004 at discounted rates, subject to annual limitations.

ValueAct Investment Agreement

      On January 8, 2002, we entered into an investment agreement with ValueAct Capital Partners, L.P. (and certain of its affiliates) (“ValueAct”) and the MS Partnership. ValueAct is an affiliate of Mr. Ubben. Under the terms of the investment agreement, ValueAct has the right to require us on up to three occasions to register certain shares of our Class A Common Stock owned or controlled by it, subject to customary terms and minimum amounts. Registration of these shares of common stock will result in such shares becoming freely tradeable without restriction under the Securities Act of 1933. We will bear all registration expenses, other than any underwriting discounts, incurred in connection with the above registrations.

Voting Agreement with Martha Stewart

      Ms. Stewart entered into a voting agreement with the Company, dated September 25, 2003, irrevocably committing to vote at the 2004 annual meeting of stockholders for a specific proposal approving the exchange offer pursuant to which certain employees of the Company exchanged certain options held by them under the Company’s Amended and Restated 1999 Stock Incentive Plan for restricted stock units granted under the plan. The voting agreement automatically terminates immediately following the earlier of (a) the requisite approval by the Company’s stockholders of the exchange offer proposal having been obtained and (b) September 30, 2004.

Transactions With Martha Stewart

Location Rental Agreement

      We have entered into a location rental agreement with Ms. Stewart relating to our use of various properties owned by her. We have historically made extensive use of these properties for television filming and photography, and also for research and development of content and products and various other commercial purposes. The agreement provided for payments of $2.5 million in 2003 to MS Real Estate Management Company, a company owned by Ms. Stewart that operates Ms. Stewart’s real estate and permits us to use the properties currently owned by Ms. Stewart for any purpose relating to our businesses. The agreement was scheduled to expire in October 2004. In connection with Ms. Stewart’s resignation as Chief Creative Officer and a director of the Company in March 2004, the scheduled expiration date under the agreement was amended to July 4, 2004. In the event that Ms. Stewart’s employment is terminated without cause, or she terminates employment for good reason prior to the scheduled expiration date, we will be obligated to pay the remaining amount due under the location rental agreement and we will lose our access to these properties.

      In 2003, Ms. Stewart reimbursed us approximately $223,000 for certain services provided by our personnel, primarily in connection with MS Real Estate Management Company.

Intellectual Property License Agreement

      We have entered into an intellectual property license and preservation agreement with Ms. Stewart that, as of the time of our initial public offering, replaced a prior non-perpetual license agreement entered into in February 1997. Under the terms of this new license agreement, Ms. Stewart granted us an exclusive, worldwide, perpetual royalty-free license to use her name, likeness, image, voice and signature for our products and services. We are currently the owner of the primary trademarks employed in our business and, under the license agreement, we generally have the right to develop and register in our name trademarks that incorporate the Martha Stewart name, such as Martha Stewart Living, and to use exclusively these marks in our business. If Ms. Stewart ceases to control us, we will continue to have those rights, including the right to use those marks for any new business as long as such new business is substantially consistent with the image, look and goodwill of the licensed marks at the time that Ms. Stewart ceases to control us. In connection with the changes in Ms. Stewart’s position and responsibilities in June 2003 and March 2004, Ms. Stewart agreed that these changes would not be deemed to constitute a cessation of control for purposes of the license agreement.

      In the event that we terminate Ms. Stewart’s employment without cause or she terminates her employment for good reason, each as defined in her employment agreement, the license will cease to be exclusive and we will be limited in our ability to create new marks incorporating her name, likeness, image, publicity and signature. In these circumstances, Ms. Stewart would receive the right to use her name in other businesses that could directly compete with us, including our magazine, television and merchandising businesses. In addition, if Ms. Stewart’s employment terminates under these circumstances, Ms. Stewart would receive in perpetuity a royalty of 3% of the revenues we derive from any of our products or services bearing any of the licensed marks. The intellectual property license agreement contains various customary provisions regarding our obligations to preserve the quality of the licensed marks and to protect these marks from infringement by third parties. The term of the license is perpetual; however, Ms. Stewart may terminate the license if we fail to make the royalty payments described above.

Split-Dollar Life Insurance Agreement with Ms. Stewart

      In February 2001, we entered into an agreement with Ms. Stewart and the MS Partnership pursuant to which we agreed to pay a significant portion of the annual premiums on a whole life insurance policy insuring Ms. Stewart and owned by and benefiting the MS Partnership. We will be repaid the cumulative premium payments made by us under the arrangement out of the existing cash surrender value of the policy at the earlier of Ms. Stewart’s death or the voluntary termination of the arrangement by Ms. Stewart. If the arrangement lasts longer than sixteen years, we will no longer be obligated to make premium payments and will receive interest on the cumulative premiums paid by us to date until the time such premiums are repaid to us. Premium payments made by us under this arrangement in 2002 were approximately $1.1 million. In 2003, Ms. Stewart agreed that we would no longer be obligated to make premium payments under this agreement unless recent legislation is clarified to permit such further payments.

OTHER RELATIONSHIPS

      Ms. Margaret Christiansen, Ms. Stewart’s sister-in-law, is a Senior Vice President, Business Manager of MSO and received $181,054 as compensation in 2003. Mr. Randy Plimpton, Ms. Stewart’s brother-in-law, is our property manager, responsible for MSO property management and support services and received $120,512 as compensation in 2003. Ms. Laura Plimpton, Ms. Stewart’s sister, was a staff writer for our radio programs and received $82,934 as compensation in 2003.

      From time to time we have used the services of a law firm of which Ms. Stewart’s son-in-law was a partner. We paid an aggregate of approximately $91,000 in fees and expenses for such services in 2003.

PERFORMANCE GRAPH

      The following graph compares the performance of our Class A Common Stock with that of the S&P 500 Index and the stocks included in the Media General Financial Services database under the Standard Industry Code 2721 (Publishing-Periodicals) (the “Publishing Index”) during the period commencing on October 19, 1999, the date on which our Class A Common Stock began trading on the New York Stock Exchange, and ending on December 31, 2003. The graph assumes that $100 was invested in each of our Class A Common Stock*, the S&P 500 Index and the Publishing Index** at the beginning of the relevant period, is calculated as of the end of each calendar month and assumes reinvestment of dividends. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

*	The hypothetical investment price in our Class A Common Stock is $18.00 per share, our initial public offering price.

**	The Publishing Index consists of companies that are primarily publishers of periodicals, although many also conduct other businesses, including owning and operating television stations and cable networks, and is weighted according to market capitalization of the companies in the index. The hypothetical investment assumes investment in a portfolio of equity securities that mirror the composition of the Publishing Index. Since the Publishing Index is only calculated at the end of each month, we have interpolated the return on the index from October 19, 1999 through October 31, 1999 on a straight-line basis.

REPORT OF THE AUDIT COMMITTEE

      The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter that was last amended by the Board on February 24, 2004. A copy of the current charter is attached to this Proxy Statement as Annex A and will be available on the Company’s website (www.marthastewart.com) under the link for “Investor Relations.” Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, without charge we will provide each stockholder with a copy of our Audit Committee charter.

      Management is responsible for the preparation, presentation and integrity of MSO’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for MSO’s 2003 fiscal year, Ernst & Young, LLP, were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of MSO’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young, LLP is in fact “independent.”

Members of the Audit Committee

Arthur C. Martinez
Thomas C. Siekman
Bradley E. Singer

INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young, LLP (“E&Y”) has served as our independent accounting firm since May 7, 2002. On such date, we terminated Arthur Andersen LLP from serving as our independent public accounting firm. Prior to that date, Arthur Andersen LLP had served as our independent accounting firm since 1996. In performing its oversight role, the Audit Committee will review whether to retain Ernst & Young, LLP as our independent accounting firm for the 2004 fiscal year as part of its regular process of recommending an independent auditor to the Board. A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and is expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees to Independent Auditors for Fiscal 2003 and 2002

      The following table presents fees for professional services rendered by Ernst & Young, LLP for the audit of the Company’s annual financial statements for fiscal 2003 and fiscal 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports or Form 10-Q for those years, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young, LLP for fiscal 2003 and fiscal 2002.

	Fiscal 2003	Fiscal 2002

(1) Audit fees	$325,000	$500,000
(2) Audit-related fees(a)	29,900	46,500
(3) Tax fees(b)	394,769	184,749
(4) All other fees(c)	21,300	165,000

(a)	Principally for audits of the financial statements of the Company’s 401(k) employee benefit plan and other miscellaneous accounting and auditing matters.

(b)	Principally for preparation of corporate income tax, tax audits and miscellaneous tax matters.

(c)	Principally for corporate governance — related policy and implementation of certain new accounting rules for intangible assets.

      All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Change in Certifying Accountant

      On May 7, 2002 we dismissed our independent auditors, Arthur Andersen LLP and engaged the services of Ernst & Young, LLP as our new independent auditors for our fiscal year ending December 31, 2002. Our Audit Committee authorized the dismissal of Arthur Andersen LLP and the engagement of Ernst & Young, LLP.

      Arthur Andersen LLP’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001 and 2000, and the subsequent interim period through May 7, 2002, there were no disagreements between us and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934.

      During the years ended December 31, 2001 and 2000 and the subsequent interim period through May 7, 2002, we did not consult with Ernst & Young, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events (as defined in Item 304(a(1)(v) of Regulation S-K) as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ANNUAL REPORTS

      Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, we will provide without charge to each person requesting a copy of our 2003 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. We will furnish a requesting securityholder with any exhibit not contained therein upon specific request. Our Annual Report on Form 10-K is not proxy soliciting material.

“HOUSEHOLDING” OF PROXY MATERIALS

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, (212) 827-8000.

PROPOSALS OF STOCKHOLDERS

      We currently intend to hold our next annual meeting in May of 2005. Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2005 Annual Meeting of Stockholders must submit the proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than January 25, 2005. Assuming that the 2005 Annual Meeting of Stockholders is held no more than 30 days before, and no more than 60 days after, the anniversary date of the Company’s 2004 Annual Meeting of Stockholders, stockholders who intend to present a proposal at the 2005 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials are required to provide us notice of such proposal no later than April 22, 2005. In the event that the date of the 2005 Annual Meeting of Stockholders is more than 30 days before, or more than 60 days after, such anniversary date, notice of any such proposal must be provided to us no later than the 60th day prior to the date of the 2005 Annual Meeting of Stockholders. Additionally, stockholders must comply with other applicable requirements contained in our by-laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements contained in our by-laws and applicable laws.

OTHER MATTERS

      Our Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

YOUR VOTE IS IMPORTANT. OUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IN THE ALTERNATIVE, SHAREHOLDERS MAY VOTE VIA THE INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED MATERIALS.

      If you have any questions or need assistance in voting your shares, please contact Mellon Investor Services LLC at 1-800-851-9677.

New York, New York
June 3, 2004.

ANNEX A

MARTHA STEWART LIVING OMNIMEDIA, INC.

AUDIT COMMITTEE CHARTER

      The Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Corporation”) has established an Audit Committee with the purposes, authority, responsibilities and specific duties described below.

Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

Committee Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board has determined that such service would not impair the ability of such member to effectively serve on the Audit Committee.

      The members of the Audit Committee shall be appointed, and may be removed, by the Board.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall periodically meet with management, the internal auditor and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee., and of ordinary administrative expenses of the Audit Committee necessary or appropriate in carrying out its duties.

      The Audit Committee shall make regular reports to the Board, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval and annually review the Audit Committee’s own performance. The Audit Committee shall also:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and disclosures made in management’s discussion and analysis.

      3. Discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

      4. Review and discuss reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5. Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

      7. Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9. Discuss with management and the independent auditor whether there were any accounting adjustments that were proposed by the independent auditor but were passed up on by management as immaterial or otherwise.

      10. Review any disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Oversight of the Corporation’s Relationship with the Independent Auditor

      11. Review and evaluate the lead partner of the independent auditor team.

      12. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      14. Establish policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

      15. Discuss with the independent auditor any issues on which the auditor’s national office was consulted by the Corporation’s audit team.

      16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

      17. Obtain from the independent auditor assurance that the audit:

a. contains procedures designed to provide reasonable assurances of detecting illegal acts that would have a direct and material effect on the financial statements;

b. contains procedures designed to identify related party transactions that are material to the financial statements or otherwise require financial statement disclosure; and

c. includes an evaluation of the Corporation’s ability to continue as a going concern during the ensuing fiscal year.

      18. Obtain reports from management and the independent auditor relating to the conformity by the Corporation and its subsidiary/ foreign affiliated entities with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics. Review reports and disclosures of affiliated party transactions. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics.

      19. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, any employee complaints and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

      21. Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation’s internal policies. These are the responsibilities of management and the independent auditor.

ANNEX B

MARTHA STEWART LIVING OMNIMEDIA, INC.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE CHARTER

      The Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Corporation”) has established a Compensation and Corporate Governance Committee (the “Committee”) with the purposes, responsibilities and duties described below.

I.	Purposes

      The primary purposes of the Committee are the following: (a) to assist the Corporation’s Board of Directors (the “Board”) to fulfill its oversight responsibilities in the areas of compensation and management development; (b) to identify individuals qualified to become members of the Board; (c) to recommend individuals for selection by the Board as director nominees for the next annual meeting of stockholders; (d) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and (e) oversee the evaluation of the Board, management and each committee of the Board.

II.	Composition; Organization

      The Committee shall consist of no fewer than two members. The members of the Committee shall be appointed by the Board and shall meet (a) the independence requirements of applicable law and the listing standards of the New York Stock Exchange; (b) the definition of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (c) the requirements of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee members may be removed by the Board. The Board shall designate a Chairperson for the Committee.

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate, and may take actions by written consent as permitted under Delaware corporate law. Meetings of the Committee may be called by the Chairman of the Committee, the Chairman of the Board or by the Chief Executive Officer (the “CEO”) of the Corporation. The Committee may delegate to subcommittee or individual members as it deems appropriate.

      The Committee shall make regular reports to the Board and shall evaluate its performance on an annual basis and develop criteria for such evaluation. The Committee shall also review this charter at least annually as conditions dictate and, if appropriate, recommend amendments to the Board;

      Additionally, the Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors.

III.	Compensation and Management Development Responsibilities; Duties; Authority

      To fulfill its purposes relating to compensation and management development, the Committee shall:

1. Review the Corporation’s compensation policies and programs at least annually to endeavor to ensure they best facilitate the Corporation’s objective of maximizing shareholder value;

2. Review and approve the Corporation’s goals and objectives relevant to compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the compensation level based on this evaluation;

3. Evaluate and establish the incentive components of CEO compensation and related bonus awards, taking into account the Corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

4. Approve all increases and decreases in base salaries and bonus targets and all bonus awards for the President and Chief Operating Officer, any individuals directly reporting thereto or to the CEO (other than any such individuals with annual base salaries of less than $200,000), and any other Executive Officers (as defined in the Exchange Act) (each a “Senior Officer”), taking into account management recommendations, performance reviews, the Corporation’s compensation goals and objectives, and other relevant considerations;

5. Approve the material terms of all employment offers for prospective Senior Officers;

6. Approve the material terms of all employment, severance and change-of-control agreements for any Senior Officers;

7. Review and approve any special or supplemental compensation and benefits for the CEO, Senior Officers and persons who formerly served as the CEO and/or as Senior Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment;

8. Have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or Senior Officer compensation and shall have sole authority to approve the consultant’s fees and the other terms and conditions of the consultant’s retention;

9. Approve all bonus pools for executive and non-executive level employees under the Corporation’s bonus plans;

10. Approve the adoption of all new compensation and equity incentive plans, and approve all amendments and modifications to any of the Corporation’s compensation and equity incentive plans, and any modifications to the Corporation’s benefit plans that will have a material effect on the Corporation’s financial results, subject in each case to any required stockholder approvals;

11. Administer all compensation and equity incentive plans of the Corporation and take such other actions as may be required of, and exercise such authority as may be exercised by, the Board or responsible Board committee pursuant to the Corporation’s compensation and equity incentive plans, including, without limitation, the appointment of any fiduciaries for such plans as are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA Fiduciaries”);

12. Review the performance of any ERISA Fiduciaries at least annually;

13. Approve all equity-based grants under the Corporation’s equity incentive plans for Senior Officers and any other individuals for whom such approval is required under the relevant plans;

14. Advise the Board with respect to proposed changes in Board compensation and benefits for non-employee directors;

15. Periodically review the Corporation’s executive level organizational structure, hiring practices, and succession planning and approve any material changes to the organization structure;

16. Prepare and deliver any reports relating to any of the foregoing issues required by the Securities and Exchange Commission, including, without limitation, that required to be included in the Corporation’s annual proxy statement; and

17. Delegate authority to members of the Corporation’s management in connection with any of the foregoing as the Committee deems appropriate, provided such delegation is consistent with applicable law, New York Stock Exchange requirements and any applicable compensation or equity incentive plan of the Corporation.

IV.	Nominating and Corporate Governance Responsibilities; Duties; Authority

      To fulfill its purposes relating to corporate governance, the Committee shall:

1. Have sole authority to retain or terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms;

2. Actively seek individuals qualified to become Board members for recommendation to the Board in connection with annual director elections or other Board vacancies;

3. Establish procedures for the submission of director candidates by shareholders, and evaluate candidates submitted by shareholders;

4. Report annually to the Board with an assessment of the Board’s and management’s performance, to be discussed with the full Board following the end of each fiscal year;

5. Prepare corporate governance guidelines, including criteria for serving on the Board, for the Corporation and recommend such guidelines to the Board for approval and thereafter periodically review such guidelines and recommend any desired changes to the Board; and

6. Annually recommend to the Board the membership of the Board’s various committees.

V.	Limitation on Responsibility

      This Charter reflects a delegation of authority and responsibility from the Board to the Committee, and does not alter or increase in any way the nature or scope of any fiduciary duties owed by any such member to the Corporation or its stockholders. The indemnification and exculpation provisions of the Corporation’s Certificate of Incorporation and any other agreement that may exist with any member of the Committee shall apply fully to the member’s services on the Committee.

ANNEX C

Amendment No. 1 to the Martha Stewart Living Omnimedia, Inc.

Amended and Restated 1999 Stock Incentive Plan

      WHEREAS, in November, 2003, Martha Stewart Living Omnimedia, Inc. (the “Company”) consummated an offer made to certain of its officers to exchange outstanding nonqualified stock options held by them with exercise prices in excess of $8 per share for restricted stock units (the “Offer”);

      WHEREAS, the restricted stock units granted upon consummation of the Offer were granted under the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Plan”);

      WHEREAS, Section 2(e) of the Plan prohibits the repricing of options granted under the Plan, and it is likely that the consummation of the Offer constituted a repricing under Section 303A of the New York Stock Exchange Listed Company Manual; and

      WHEREAS, Section 9 of the Plan permits the Company to grant (among other awards) restricted stock units but, as to officers of the Company, only if such grant is in lieu of additional cash compensation to the officer for services, and the restricted stock units granted upon consummation of the Offer were not granted in lieu of additional cash compensation;

      WHEREAS, by Resolutions dated September 22, 2003, the Compensation and Corporate Governance Committee of the Board of Directors of the Company approved the Offer and authorized the preparation and execution of any instruments necessary and appropriate to effectuate the Offer; and

      WHEREAS, the Company intends hereby to amend the Plan to remove (1) the provision of the Plan that prohibits repricings and (2) the provision of the Plan that requires that awards other than stock options granted to officers of the Company be in lieu of additional cash compensation.

      NOW, THEREFORE, in accordance with the Resolutions of the Compensation and Corporate Governance Committee of the Board of Directors of the Company dated September 22, 2003, the Plan is hereby amended as follows:

1. Section 2(e) of the Plan is amended by deleting the following the phrase “(i) subject to the last paragraph of Section 3, reduce the exercise price or cancel and regrant a Stock Option theretofore granted or (ii)” therein.

2. Section 9 of the Plan is amended by deleting the last sentence thereof.

3 The third paragraph of Section 11 of the Plan is amended by deleting the phrase “Subject to the repricing restrictions in Section 2(e)(i),” therein and capitalizing the word “the” immediately following such phrase.

4. Except as expressly amended hereby, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Plan was executed by the undersigned this      day of June, 2004, effective as of September 25, 2003.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:

Its:

C-1

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR:

1.	The election to the Board of Directors of the 9 nominees named below:

Nominees:
01 02	Rick Boyko Michael Goldstein
03 04 05	Susan Lyne Arthur C. Martinez Wenda Harris Millard	The Board Recommends FOR all nominees listed	WITHHOLD AUTHORITY to vote for all nominees listed
06	Sharon L. Patrick
07 08	Thomas C. Siekman Bradley E. Singer	☐	☐
09	Jeffrey W. Ubben

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

		FOR	AGAINST	ABSTAIN
2.	The approval of an amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan:	☐	☐	☐

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I PLAN ON ATTENDING THE ANNUAL MEETING	☐

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MARTHA STEWART LIVING OMNIMEDIA, INC.

     The undersigned hereby appoints James Follo and Lauren Stanich as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Common Stock of Martha Stewart Living Omnimedia, Inc. (the “Company”) held of record by the undersigned on May 24, 2004, standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on June 21, 2004 or at any adjournment or postponement thereof. Receipt of the Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

     This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the Proxy will be voted “FOR” the election of the nominees of the Board of Directors of the Company (the “Board”), the approval of an amendment to MSO’s Amended and Restated 1999 Stock Incentive Plan, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

     In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy in order that in either case, your vote is received no later than 5:00 p.m. Eastern Standard Time on June 20, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲